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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements of Millennium Chemicals, Inc. on Form S-8 (No. 333-13143) pertaining to the Quantum Chemical Retirement Savings & Investment Plan, Form S-8 (No. 333-13147) pertaining to Quantum Chemical Retirement Savings & Investment Plan for Hourly Represented Employees, Form S-8 (No. 333-13717) pertaining to Millennium Chemicals, Inc. Long-Term Stock Incentive Plan, and Form S-8 (No. 333-53139) pertaining to the Millennium Chemicals, Inc. Salary Bonus and Deferral Plan of our report dated November 13, 1996 with respect to the consolidated financial statements of Cornerstone-Spectrum, Inc. incorporated by reference in the Annual Report (Form 10-K) of Millennium Chemicals, Inc. for the year ended December 31, 1998.

                                          ERNST & YOUNG LLP

Hackensack, New Jersey
March 29, 1999


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